UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

COTTONWOOD COMMUNITIES, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held November 7, 2023

Dear Stockholder:

On Tuesday, November 7, 2023, we will hold our 2023 annual meeting of stockholders at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106. The meeting will begin at 10:00 a.m. Mountain Standard Time. Directions to the meeting can be obtained by calling 801-278-0700.

We are holding this meeting for the following purposes:

1.	Elect five directors to hold office for one-year terms expiring in 2024.

The Board of Directors recommends a vote FOR each nominee.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

3.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

The board of directors has selected August 9, 2023 as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2022 annual report to stockholders (all included herewith) are being mailed to you on or about August 18, 2023.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2023:

Our proxy statement, form of proxy card and 2022 annual report to stockholders are also available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Gregg Christensen

Gregg Christensen

Secretary

Salt Lake City, Utah

August 18, 2023

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2023 annual stockholders meeting. This proxy statement is designed to assist you in voting. You do not need to attend the annual meeting in person to vote.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Enzio Cassinis, Adam Larson and Gregg Christensen, and each of them, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. Each of Messrs. Cassinis, Larson and Christensen is one of our officers. The appointed proxies will vote your shares of common stock as you instruct unless you submit your proxy without instructions. If you submit your signed proxy without instructions, they will vote:

(1)	FOR all of the director nominees; and
(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via the Internet or by telephone) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Tuesday, November 7, 2023, at 10:00 a.m. Mountain Standard Time at our executive offices at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

Q:	Who is entitled to vote?

A:	Anyone who is a stockholder of record at the close of business on August 9, 2023, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting.

Q:	How many shares of common stock are outstanding?

A:	As of August 9, 2023, there were 34,120,914 shares of our common stock outstanding and entitled to vote.

Q:	What constitutes a quorum?

A:

A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will at least be considered part of the quorum. Broker non-votes (discussed below) will also be considered present for the purpose of determining whether we have a quorum.

If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of August 9, 2023. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the nominees to serve on the board of directors; and
(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	The board of directors recommends that you vote:

(1)	FOR each of the nominees for election as a director who is named in this proxy statement; and
(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Q:	How can I vote?

A:	Stockholders can vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.proxyvote.com;
•	by automated telephone, using your touch-tone phone by calling 1-800-690-6903;
•	by speaking to a live agent, by calling 1-855-200-8032; or
•	by mail, by completing, signing, dating and returning the enclosed proxy card.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Gregg Christensen, our Secretary;
(2)	attending the meeting and voting in person;
(3)	recasting your proxy vote via the Internet or by telephone; or
(4)	returning another proxy card dated after your first proxy card if we receive it before the annual meeting date.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:	Will my vote make a difference?

A:

Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements to elect the Board of Directors?

A:

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Q:	What are the voting requirements for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023?

A:

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. For purposes of the ratification of our auditor, abstentions will not count as votes cast and will have no effect on the result of the vote. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner.

Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will have no effect on the election of our directors. Because brokers have discretionary authority to vote for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the election of directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Enzio Cassinis, our President, Adam Larson, our Chief Financial Officer, and Gregg Christensen, our Chief Legal Officer and Secretary, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than April 20, 2024. However, if we hold our next annual meeting before October 8, 2024 or after December 7, 2024 stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2024 may do so by following the procedures prescribed in Section 2.12 of our bylaws. To be eligible for presentation to and action by the stockholders at the 2024 annual meeting, director nominations and other stockholder proposals must be received by Mr. Christensen, our Secretary, no earlier than March 21, 2024 nor later than 5:00 p.m., Eastern Time, on April 20, 2024.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to mailing proxy solicitation material, our directors and employees of our advisor or its affiliates, as well as third-party proxy service companies we retain, may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process.

Q:	Who pays the cost of this proxy solicitation?

A:

We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $155,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors and employees of our advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I receive more than one set of voting materials for the annual meeting?

A:

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)	via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;
(2)	by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)	by mail, by completing, signing, dating and returning the enclosed proxy card.

Q:	What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A:

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact Broadridge at 1-866-540-7095.

Q:	Where can I find more information?

A:

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We make no representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements contained in this proxy statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flows from operations, make distributions to stockholders, maintain the value of our real estate properties and provide liquidity to stockholders, may be significantly hindered. See Part I, Item 1A in our Annual Report on Form 10-K filed with the SEC on March 24, 2023 for a discussion of some of the risks and uncertainties, although not all risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, CC Advisors III, LLC (“CC Advisors III”), to manage our business and the acquisition and disposition of our real estate investments, subject to the board of director’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below. During 2022, the board of directors held four meetings.

Board Leadership Structure

Our board of directors consists of five directors, two of whom are affiliated with our advisor, and three of whom are independent, meeting the independence criteria as specified in our charter. Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ three standing committees, the audit committee, the compensation committee and the conflicts committee, are composed entirely of independent directors. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

Since October 2018, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Principal Executive Officer. Our Chairman of the Board is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders. As our Chairman also serves as one of our executive officers, his direct involvement in our operations makes him well positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. Our Principal Executive Officer is responsible for the general management of the business, financial affairs and day-to-day operations of the Company. We believe it is beneficial to have separate roles for our Principal Executive Officer and the Chairman of the Board as this permits the Chairman to focus on leading the board and facilitating communication among directors and management. Accordingly, we believe this structure has been the best governance model for the Company and our stockholders to date.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee manages risks related to our compensation policies and programs, including whether any compensation program has the potential to encourage excessive risk taking. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors of our five-member board of directors. A majority of the directors on any committees established by the board must also be independent. Our board of directors has three standing committees: the audit committee, the conflicts committee and the compensation committee.

Under our charter, an independent director is a person who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or advisor or any of their affiliates. A director is deemed to be associated with us or our advisor if he or she owns an interest in, is employed by, is an officer or director of, or has any material business or professional relationship with us, our advisor or any of their affiliates, performs services (other than as a director) for us, is a director for more than three REITs organized by the sponsor or advised by the advisor, or has any material business or professional relationship with the sponsor, advisor or any of their affiliates. A business or professional relationship will be deemed material if the gross income derived by the director from us, the advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, advisor or any of their affiliates or the company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of the audit committee, the conflicts committee, and the compensation committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that our current independent directors, Jonathan Gardner, John Lunt and Philip White, each satisfies the New York Stock Exchange independence standards.

Advisory Board Members

Our board of directors has established advisory board members to provide advice and recommendations to our board with respect to matters as our board may from time to time request concerning our operations (the “Advisory Board Members”). Gregg Christensen, Glenn Rand and Susan Hallenberg, all of whom are our officers, have been appointed to serve as Advisory Board Members. The Advisory Board Members may attend board meetings at the invitation of our board, but will not be permitted to vote on any matter presented to our board or to bind us on any matter in their role as Advisory Board Members. Advisory Board Members will not be compensated for their service to the board.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Conduct and Ethics is available on our website at cottonwoodcommunities.com. Any amendment to, or a waiver from, a provision of the Code of Conduct and Ethics that would require disclosure under Item 5.05 of Form 8-K will be posted on our website.

The Audit Committee

General

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The members of the audit committee are Messrs. Gardner, Lunt and White. All of the members of the audit committee are “independent,” consistent with the qualifications set forth in Rule 10A-3 under the Exchange Act, applicable to boards of directors in general and audit committees in particular. In addition, all of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All of the members of the audit committee have significant financial and/or accounting experience. Mr. Lunt is qualified as the audit committee financial expert within the meaning of Item 407(d)(5) of under the Exchange Act.

During 2022, the audit committee held four meetings. The audit committee charter is available on our website at cottonwoodcommunities.com

Independent Registered Public Accounting Firm

During the year ended December 31, 2022, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by KPMG LLP for the years ended December 31, 2022 and 2021 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by KPMG LLP, as well as the fees charged by KPMG LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of KPMG LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by KPMG LLP for the years ended December 31, 2022 and 2021, are set forth in the table below.

	2022	2021
Audit fees	$843,000	$925,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-

Total	$843,000	$925,000

For purposes of the preceding table, KPMG LLP’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by KPMG LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation, and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2022 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence and discussed with KPMG LLP their independence from us. In addition, the audit committee considered whether KPMG LLP’s provision of non-audit services is compatible with KPMG LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

August 8, 2023	The Audit Committee of the Board of Directors:

John Lunt (Chairman), Jonathan Gardner and Philip White

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Compensation Committee

The primary purpose of the compensation committee, which is composed of all of our independent directors, is to oversee our compensation programs. The committee discharges the board of directors’ responsibilities relating to compensation practices for directors and executive officers to the extent they are compensated directly. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. The members of the compensation committee are Messrs. Gardner, Lunt and White.

During 2022, the compensation committee held two meetings. The compensation committee charter is available on our website at www.cottonwoodcommunities.com.

The Conflicts Committee

General

The members of the conflicts committee are Messrs. Gardner, Lunt and White, all of whom are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•	reviewing and reporting on our policies;
•	approving transactions with affiliates and reporting on their fairness to us;
•	supervising and evaluating the performance and compensation of our advisor;
•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter; and
•	approving borrowings in excess of the total liabilities limit set forth in our charter.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2022, the conflicts committee held four meetings.

Our Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our Chief Legal Officer, or directly to the audit committee chair, as appropriate.

Certain Transactions with Related Persons

Set forth below is a description of the material transactions between our affiliates and us since the beginning of 2021 through June 30, 2023, as well as any such currently proposed material transactions.

As further described below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Until May 7, 2021, the effective date of the CRII Merger (as defined herein under “2021 Mergers – Merger with Cottonwood Residential II, Inc.”), Cottonwood Residential II, Inc. (“CR II”) acted as our sponsor and was the general partner of Cottonwood Residential O.P., LP (“CROP”). Until May 7, 2021, CR II, through its general partner interest in CROP, controlled CC Advisors III, our advisor, and Cottonwood Communities Management, LLC (“CC Management”), our affiliated property manager. CRII was managed by its board of directors, three of the five members of which were Daniel Shaeffer, Chad Christensen and Gregg Christensen. Daniel Shaeffer and Chad Christensen are our affiliated directors and two of our executive officers. Gregg Christensen is one of our executive officers.

In May 2021, Cottonwood Communities Advisors, LLC (“CCA”) became our sponsor when CRII undertook a series of transactions in connection with the CRII Merger that resulted in CRII and CROP divesting their complete interest in CCA to an entity beneficially and majority owned and controlled by Messrs. Shaeffer, C. Christensen and G. Christensen. As a result of these transactions, Messrs. Shaeffer, C. Christensen and G. Christensen currently beneficially own approximately 73.5% of CCA. CCA continues to wholly own CC Advisors III. All of our executive officers are also executive officers of CCA and CC Advisors III. In addition, all of our executive officers own an interest in CCA.

Our Relationship with CC Advisors III

Our advisor manages our business subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent. We entered into our initial advisory agreement on August 13, 2018. Effective March 1, 2019, we amended our initial advisory agreement to remove the provision of property management services. On May 7, 2021, the closing date of the CRII Merger, we entered into the amended and restated advisory agreement (the “Amended and Restated Advisory Agreement”), which was renewed for an additional one-year term effective May 7, 2023, to revise the compensation payable and the expenses that may be reimbursed to our advisor.

Under the terms of the advisory agreement in effect from January 1, 2021 through May 7, 2021 and the Amended and Restated Advisory Agreement that became effective on May 7, 2021, we paid the fees and expense reimbursements described below to our advisor from January 1, 2021 through June 30, 2023.

Organization and Offering Expenses. Pursuant to our advisory agreement that was in effect until May 7, 2021, our advisor was obligated to pay all of the organization and offering expenses associated with our initial public offering on our behalf with limited exceptions. As of May 7, 2021, our advisor had incurred approximately $14.1 million in organizational and offering costs from the issuance of our common stock in the initial public offering.

Pursuant to the Amended and Restated Advisory Agreement, we reimburse our advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After termination of our primary offering, our advisor will reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from any public offering. From May 7, 2021 through June 30, 2023, organizational and offering costs incurred by our advisor were not significant.

Contingent Acquisition Fee and Contingent Financing Fee. Pursuant to our advisory agreement that was in effect until May 7, 2021, if our advisor was terminated within the first 10 years of operations for any reason other than the advisor’s fraud, gross negligence or willful misconduct, our advisor would receive a contingent acquisition fee and a contingent financing fee. If the Amended and Restated Advisory Agreement is terminated other than for cause (or non-renewal or termination by our advisor), the contingent acquisition fees and contingent financing fees provided for in our prior advisory agreement will be due and payable in an amount equal to approximately $22.0 million (if the termination occurred in year one) reduced by $2.2 million each year thereafter.

Acquisition Expense Reimbursement. Subject to limitations in our charter, our advisor will be reimbursed for all out-of-pocket expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated. Acquisition expenses reimbursed to our advisor during the years ended December 31, 2022 and December 31, 2021 and the six months ended June 30, 2023 were not significant, as we have generally incurred and paid such expenses directly.

Asset Management Fee. Pursuant to our advisory agreement that was in effect until May 7, 2021, our advisor received an annual asset management fee, paid monthly, of 1.25% of the gross book value of our assets. We incurred gross asset management fees of $1.2 million for the period from January 1, 2021 through May 7, 2021.

Pursuant to the Amended and Restated Advisory Agreement, our advisor receives a monthly asset management fee equal to 0.0625% of the gross asset value or GAV of CROP (subject to a cap of 0.125% of the net asset value or NAV of CROP), before giving effect to any accruals (related to the month for which the asset management fee is being calculated) for the asset management fee, distribution fees in connection with a securities offering, the Performance Allocation (as defined in the CROP Partnership Agreement and discussed below under “Operating Partnership Agreement”) or any distributions. The GAV and NAV of CROP are determined in accordance with the valuation guidelines adopted by our board of directors and reflective of the ownership interest held by CROP in such gross assets. If we own assets other than through CROP, we will pay a corresponding fee to our advisor. From May 7, 2021 through December 31, 2021, and for the year ended December 31, 2022, and the six months ended June 30, 2023, we incurred asset management fees of $6.9 million, $17.8 million and $9.4 million, respectively.

Other Fees and Reimbursable Expenses. Pursuant to our advisory agreement that was in effect until May 7, 2021, we reimbursed our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us; provided, however, that we did not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who performed investment advisory services for us or served as our executive officers. In addition, subject to the approval of our board of directors, we reimbursed our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide. Reimbursable company operating expenses to our advisor or its affiliates were $0.3 million for the period from January 1, 2021 through May 7, 2021.

Pursuant to the Amended and Restated Advisory Agreement, subject to the limitations on total operating expenses described below, our advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our advisor is responsible for the expenses related to any and all of our advisor’s personnel who provide investment advisory services pursuant to the Amended and Restated Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided that we will be responsible for the personnel costs of our employees even if they are also directors or officers of our advisor or any of its affiliates except as provided for in the Reimbursement and Cost Sharing Agreement described below. We had no reimbursable company operating expenses to our advisor or its affiliates under the Amended and Restated Advisory Agreement for the year ended December 31, 2022 and the six months ended June 30, 2023.

Our advisor is required to reimburse us the amount by which our aggregate total operating expenses for the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income (the “2%/25% Limitation”), unless our conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property. Our conflicts committee determined that the relationship of our total operating expenses and our net assets was justified for each of the four consecutive fiscal quarters ending March 31, June 30, September 30 and December 31, 2021 and 2022 and approved total operating expenses in excess of the 2%/25% Limitation in each of these periods. Our total operating expenses for each of the four consecutive fiscal quarters ending March 31 and June 30, 2023 did not exceed the 2%/25% Limitation.

Operating Partnership Agreement

Performance Allocation. In addition to the compensation payable and expenses reimbursed to our advisor pursuant to the Amended and Restated Advisory Agreement, an affiliate of our advisor, as the “Special Limited Partner” is entitled to receive a 12.5% promotional interest, subject to a 5% hurdle and certain limitations, under the terms of the amended and restated limited partnership agreement of CROP dated May 7, 2021, as further amended and restated, as described below. As of December 31, 2021, we had accrued $51.8 million for the Performance Allocation (as defined below), which was paid in cash on January 31, 2022. As of December 31, 2022, we had accrued $20.3 million for the Performance Allocation, which was paid in cash on March 2, 2023. No performance allocation has been recorded for the six months ended June 30, 2023.

So long as the Amended and Restated Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will be entitled to an annual distribution (the “Performance Allocation”), promptly following the end of each year (which will accrue on a monthly basis) in an amount equal to:

1.

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (A) the Hurdle Amount for that period and (B) any amount allocated to the Special Limited Partner pursuant to this clause; and

2.	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

For purposes of this section:

“Hurdle Amount” refers to, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the net asset value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year (but for the year 2021, beginning as of May 7, 2021) and all Participating Partnership Units issued since the beginning of the applicable calendar year (but for the year 2021, beginning as of May 7, 2021), taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending net asset value of the Participating Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Participating Performance Allocation and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.

“Loss Carryforward Amount” refers to an amount initially equal to zero and which will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero, and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.

“Participating Partnership Units” refers to the CROP Common Units, the CROP LTIP Units, the CROP Special LTIP Units or the CROP general partner units, and excludes any CROP preferred units.

“Total Return” refers to for any period since the end of the prior calendar year (but for the year 2021, beginning as of May 7, 2021), the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year (but for the year 2021, beginning as of May 7, 2021) plus (ii) the change in aggregate net asset value of such Participating Partnership Units since the beginning of such year (but for the year 2021, since May 7, 2021), before giving effect to (A) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (B) any allocation or accrual to the Performance Allocation and (C) any applicable distribution fee expenses (including any payments made to the general partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of the Participating Partnership Units issued during the then-current calendar year (but for the year 2021, beginning as of May 7, 2021) but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.

The following special provisions will be applicable to the Performance Allocation:

•	Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

•

With respect to all CROP partnership units that are repurchased at the end of any month in connection with repurchases of shares of our common stock pursuant to our share repurchase plan, the Special Limited Partner will be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such CROP partnership units were outstanding, and proceeds for any such CROP partnership unit repurchase will be reduced by the amount of any such Performance Allocation.

•

The Performance Allocation may be payable in cash or CROP Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner will receive the number of CROP Common Units that results from dividing the Performance Allocation by the net asset value per CROP Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner may request CROP to redeem such CROP Common Units from the Special Limited Partner at any time thereafter pursuant to the Operating Partnership Agreement. Any CROP Common Units received by the Special Limited Partner will not be subject to the one-year holding requirement with respect to the exchange right in the Operating Partnership Agreement.

•

The measurement of the change in net asset value for the purpose of calculating the Total Return is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in CROP’s capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in CROP’s net assets.

•	The Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of CROP.
•

In the event that the Amended and Restated Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all CROP partnership units as of the date of such termination.

Dealer Manager and Managing Broker Dealer Agreements

We have engaged an unaffiliated third party to act as the dealer manager for our follow-on public offering and the managing broker-dealer for our private offerings (the Series 2019, Series 2023 and Series 2023-A preferred stock offerings). In this capacity we pay (or paid) the third party certain underwriting compensation from the proceeds of the offerings as described below, all or a portion of which it reallows (or reallowed) to wholesalers internal to our advisor and its affiliates.

Specifically, in connection with the public offering, we pay the dealer manager the following upfront selling commissions, dealer manager fees and wholesaling fee in connection with the sale of shares in the primary portion of the follow-on offering. The upfront selling commission, dealer manager fee and wholesaling fee are a percentage of the transaction price for the shares available in the primary offering, which will generally be the prior month’s NAV per share for such class. No upfront selling commissions or dealer manager fees are paid with respect to any shares sold under the distribution reinvestment plan offering.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price	Maximum Upfront Wholesaling Fee as a % of Transaction Price

Class T shares	Up to 3.0%	0.5%	Up to 1.85%

Class D shares	None	None	Up to 1.85%

Class I shares	None	None	Up to 1.85%

For the year ended December 31, 2021 and December 31, 2022, and the six months ended June 30, 2023, we paid $0.1 million, $5.6 million and $0.7 million, respectively, for the follow-on offering in selling commissions, dealer manager fees and wholesaling fees, a portion of which was reallowed to wholesalers internal to our advisor and its affiliates.

In connection with our private offerings of the Series 2019 and Series 2023 preferred stock, we paid or will pay, the third party a placement fee in an amount up to 3.0% of the gross proceeds from the sale of preferred shares in the offerings. For the year ended December 31, 2021 and December 31, 2022 and the six months ended June 30, 2023, we paid $2.4 million, $0.4 million and $1.9 million, respectively, in placement fees in connection with the private offerings, all or a portion of which were reallowed to wholesalers internal to our advisor and its affiliates. In connection with our private offering of the Series 2023-A preferred stock we will pay a wholesaler fee in an amount up to 2.0% of the gross proceeds from the sale of the preferred shares, which the third party may reallow to wholesalers internal to our advisor and its affiliates.

We expect to pay this third party additional underwriting compensation in the future in connection with future private offerings, which compensation may be reallowed to wholesalers internal to our advisor and its affiliates.

Property Management Agreements

For property management services, we paid CC Management, our affiliated property manager through May 7, 2021, a property management fee in an amount up to 3.5% of the annual gross revenues of the multifamily apartment communities that it managed for us. We incurred property management fees of $0.2 million for the period from January 1, 2021 through May 7, 2021.

As of the closing of the CRII Merger, property management services for our properties are performed by our employees; however, in some cases, circumstances may necessitate that we hire a local property manager to oversee the day-to-day operations at some of our properties.

Equity Compensation to Advisor Employees

In February and May 2021 our compensation committee approved aggregate grants of $675,000 time-based LTIP Units and $525,000 in targeted performance-based LTIP Units to certain of our executive officers and officers of our advisor, all of whom were employees of our advisor and its affiliates, as equity compensation. In January 2022 and 2023, our compensation committee approved grants of LTIP Units to our executive officers and certain of our employees as equity compensation. The January 2022 grants included $1,660,553 time-based awards and $2,890,749 in targeted performance-based awards to employees of our advisor or its affiliates. The January 2023 grants included $1,556,557 time-based awards and $2,890,749 targeted performance-based awards to employees of our advisor or its affiliates. Each time-based award will vest approximately one-quarter of the awarded amount on January 1 in each of the four years following the grant date. The actual amount of each performance-based LTIP award will be determined at the conclusion of a three-year performance period and will depend on the internal rate of return as defined in the award agreement. The earned LTIP Units will become full vested on the first anniversary of the last day of the performance period, subject to continued employment with our advisor or its affiliates.

In April 2022 and January 2023, our compensation committee approved grants of restricted stock units with a four-year vesting schedule to our employees and employees of our advisor or its affiliates for services provided to us. Included in the amount of awards granted were $80,000 and $90,000 in restricted stock units in 2002 and 2023, respectively for employees of our advisor and its affiliates.

2021 Mergers

As further described below, on January 26, 2021, we entered into merger agreements to acquire each of CRII, Cottonwood Multifamily REIT I, Inc. (“CMRI”) and Cottonwood Multifamily REIT II, Inc. (“CMRII”). All of the mergers were stock-for-stock transactions whereby each of CRII, CMRI and CMRII were merged into a wholly owned subsidiary of us (collectively, the “2021 Mergers”). Prior to their respective mergers, CMRI was externally managed by CC Advisors I, LLC (“CMRI Asset Manager”) and CMRII was externally managed by CC Advisors II, LLC (“CMRII Asset Manager”). CMRI Asset Manager and CMRII Asset Manager were wholly owned subsidiaries of CCA. In addition, Daniel Shaeffer, Chad Christensen and Gregg Christensen were each affiliated directors of CMRI and CMRII.

Further, as a result of the merger with CRII, we acquired CRII’s property management business.

Merger with Cottonwood Residential II, Inc. On January 26, 2021, we, CCOP, Cottonwood Communities GP Subsidiary, LLC, our wholly owned subsidiary (“Merger Sub”) CRII and CROP, CRII’s operating partnership, entered into an Agreement and Plan of Merger (the “CRII Merger Agreement”).

Subject to the terms and conditions of the CRII Merger Agreement, (i) CRII merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of us (the “CRII Company Merger”) and (ii) CCOP merged with and into CROP, with CROP surviving (the “CROP Merger” and, together with the CRII Company Merger, referred to as the “CRII Merger”). On May 7, 2021, the CRII Merger was completed. At such time, the separate existence of CRII and CCOP ceased.

At the effective time of the CRII Company Merger, (i) each issued and outstanding share of CRII’s common stock converted into 2.015 shares of our Class A common stock (ii) each issued and outstanding share of Series 2016 preferred stock of CRII converted into one share of our newly designated Series 2016 preferred stock, and (iii) each issued and outstanding share of Series 2017 preferred stock of CRII converted into one share of our newly designated Series 2017 preferred stock. We have since redeemed all outstanding Series 2016 and Series 2017 preferred stock.

At the effective time of the CROP Merger, each participating partnership unit of CROP (i.e., all CROP partnership units other than preferred units) issued and outstanding immediately prior to the CROP Merger were split into 2.015 participating partnership units of CROP (the “CROP Unit Split”). Immediately following the CROP Unit Split, (i) each issued and outstanding Series 2019 preferred unit of CCOP (the “CCOP Series 2019 Preferred Units”) converted into one Series 2019 preferred unit of CROP, the terms of which mirror the CCOP Series 2019 Preferred Units, (ii) each issued and outstanding LTIP Unit of CCOP (the “CCOP LTIP Units”) converted into one LTIP Unit of CROP (the “CROP LTIP Units”), the terms and conditions of which mirror the CCOP LTIP Units, (iii) each issued and outstanding Special LTIP Unit of CCOP (the “CCOP Special LTIP Units”) converted into one Special LTIP Unit of CROP (“CROP Special LTIP Units”), the terms and conditions of which mirror the CCOP Special LTIP Units, and (iv) except as set forth above, each issued and outstanding general partner unit and common limited partner unit of CCOP converted into one CROP Common Unit. After giving effect to the CROP Unit Split, each CROP Common Unit, general partner unit and CROP LTIP Unit issued and outstanding immediately prior to the effective time of the CROP Merger remains outstanding, and each CROP preferred unit issued and outstanding immediately prior to the effective time of the CROP Merger remains outstanding and continues to be held by Merger Sub, as the entity surviving the CRII Company Merger.

Merger with Cottonwood Multifamily REIT I, Inc. On January 26, 2021, we, CCOP, Merger Sub, CMRI and Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”) entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).

Subject to the terms and conditions of the CMRI Merger Agreement, (i) CMRI merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMRI Company Merger”) and (ii) CMRI OP merged with and into CROP, the successor of CCOP, with CROP surviving (the “CMRI OP Merger” and, together with the CMRI Company Merger, referred to as the “CMRI Merger”). On July 15, 2021, the CMRI Merger was completed. At such time, the separate existence of CMRI and CMRI OP ceased.

At the effective time of the CMRI Company Merger, each issued and outstanding share of CMRI’s common stock converted into 1.175 shares of our Class A common stock.

At the effective time of the CMRI OP Merger, each partnership unit of CMRI OP issued and outstanding immediately prior to the CMRI OP Merger was split so that the total number of partnership units of CMRI OP then outstanding was equal to 4,904,045, which was the total number of shares of CMRI common stock that were issued and outstanding immediately prior to the CMRI OP Merger (the “CMRI OP Unit Split”).

Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP converted into 1.175 CROP Common Units. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMRI OP Merger remained outstanding.

Merger with Cottonwood Multifamily REIT II, Inc. On January 26, 2021, we, CCOP, Merger Sub, CMRII and Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”) entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).

Subject to the terms and conditions of the CMRII Merger Agreement, (i) CMRII merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMRII Company Merger”) and (ii) CMRII OP merged with and into CROP, the successor of CCOP, with CROP surviving (the “CMRII OP Merger” and, together with the CMRII Company Merger, referred to as the “CMRII Merger”). On July 15, 2021, the CMRII Merger was completed. At such time, the separate existence of CMRII and CMRII OP ceased.

At the effective time of the CMRII Company Merger, each issued and outstanding share of CMRII’s common stock converted into 1.072 shares of our Class A common stock.

At the effective time of the CMRII OP Merger, each partnership unit of CMRII OP issued and outstanding immediately prior to the CMRII OP Merger was split so that the total number of partnership units of CMRII OP then outstanding was equal to 4,881,490, which was the total number of shares of CMRII common stock that were issued and outstanding immediately prior to the CMRII OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP converted into 1.072 CROP Common Units. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMRII OP Merger remained outstanding.

Additional Agreements Entered in Connection with the 2021 Mergers

Voting Agreement. Concurrently with the execution of the CRII Merger Agreement, Cottonwood Residential Holdings, LLC (“CR Holdings”), High Traverse Holdings, LLC (“HT Holdings”), Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin (collectively, the “Affiliated Security Holders”), as the beneficial holders (through voting and investment power with respect to their interests in trusts or other entities they own or control) of 50 shares of CRII’s voting common stock and of 2,034,378 CROP Common Units as of January 26, 2021, entered into a voting agreement with us (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the Affiliated Security Holders delivered an irrevocable proxy to us with respect to CRII’s voting common stock beneficially owned by them to vote in favor of or act by written consent to approve the CRII Merger. The shares of CRII’s voting common stock held by the Affiliated Security Holders represented 100% of the issued and outstanding voting common stock of CRII and therefore, they provided the required stockholder approval for the CRII Merger without the approval of any other stockholders of CRII.

In addition, the Affiliated Security Holders delivered an irrevocable proxy to us with respect to the CROP Common Units beneficially owned by them to vote in favor of or act by written consent to approve the CRII Merger, the CROP Merger and the Operating Partnership Agreement; provided that such vote would only occur following the vote in favor of the matters by holders of a majority of the outstanding CROP Common Units held by disinterested limited partners. The CROP Common Units held by the Affiliated Security Holders represented approximately 17% of the total outstanding CROP Common Units as of January 26, 2021.

Second Amended and Restated Three-Party Agreement. Concurrently with the execution of the CRII Merger Agreement, we entered into the Second Amended and Restated Three-Party Agreement with CROP and our advisor to amend the obligation of our advisor to pay the organization and offering expenses relating to our initial public offering on our behalf as well as provide for the entry into the Amended and Restated Advisory Agreement upon the closing of the CRII Merger. Pursuant to the Second Amended and Restated Three-Party Agreement, organization and offering costs related to our initial public offering, with the exception of any costs associated with restructuring the terms of our initial public offering following the CRII Merger, would continue to be the obligation of our advisor until the Amended and Restated Advisory Agreement was executed. Pursuant to the Amended and Restated Advisory Agreement, our advisor is no longer obligated to pay the organization and offering expenses related to our initial public offering on our behalf except (i) as set forth in the Amended and Restated Advisory Agreement, which limits our organization and offering expenses to 15% of gross proceeds in the offering, and (ii) the deferred selling commission associated with our Class TX (formerly Class T) common shares sold in the offering as currently structured continued to be the obligation of our advisor.

Trademark License Agreement. We entered into a Trademark License Agreement with CROP and our advisor as of the closing of the CRII Merger. Pursuant to the Trademark License Agreement, we granted to our advisor a non-exclusive license under our rights in certain trademarks related to the Cottonwood name to use and display the trademarks solely for the purpose of our advisor performing services identified in the agreement. The Trademark License Agreement provides for the payment of compensation by our advisor to us for the use of the trademarks. The Trademark License Agreement is co-terminus with the Amended and Restated Advisory Agreement. No amounts were paid or payable under this agreement as of June 30, 2023.

Reimbursement and Cost Sharing Agreement. As of the closing of the CRII Merger, Cottonwood Capital Management, Inc. (“Cottonwood Capital Management”), a wholly owned subsidiary of CROP, entered into a Reimbursement and Cost Sharing Agreement with CCA, which owns our advisor, whereby Cottonwood Capital Management will make available to CCA on an as-needed basis certain employees of Cottonwood Capital Management to the extent the employees are not otherwise occupied in providing services for us or our subsidiaries. The employees will remain employees of Cottonwood Capital Management, and Cottonwood Capital Management will be responsible for all wages, salaries and other employee benefits provided to such employees. In performing work for CCA, the employees may use office space and office supplies and equipment of Cottonwood Capital Management. CCA will reimburse Cottonwood Capital Management for CCA’s allocable share of all direct and indirect costs related to the employees, including wages, salaries and other employee benefits and allocable overhead expenses. CCA will reimburse Cottonwood Capital Management for CCA’s allocable costs on a quarterly basis. The Reimbursement and Cost Sharing Agreement will terminate on the earlier of (i) the one-year anniversary of the effective date of the agreement and (ii) the termination of the Amended and Restated Advisory Agreement. Thereafter, the Reimbursement and Cost Sharing Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. On May 7, 2023, we renewed the Reimbursement and Cost Sharing Agreement effective through May 7, 2024. Cottonwood Capital Management may, at any time and upon 60 days’ prior written notice to CCA, cease to make its employees available to CCA. As of June 30, 2023, we had received $471,030 of reimbursable costs under this agreement.

CROP Tax Protection Agreement. Concurrently with the execution of the CRII Merger Agreement, CROP and HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, entered into the CROP Tax Protection Agreement, which became effective as of the closing of the CROP Merger. Pursuant to the CROP Tax Protection Agreement, CROP agrees to indemnify the Protected Partners against certain tax consequences of a taxable transfer of all or any portion of the Protected Properties or any interest therein, subject to certain conditions and limitations. CROP’s tax obligations under the CROP Tax Protection Agreement will expire one day after the 10th anniversary of the effective date of the CROP Tax Protection Agreement, subject to certain limitations. We estimate the maximum potential liability associated with the CROP Tax Protection Agreement to be approximately $39.9 million. Although this estimate has been made based on the best judgment of our management assuming current tax rates as well as the current state of residence of indemnified parties, both of which may change in the future, no assurances can be provided that the actual amount of any indemnification obligation would not exceed this estimate.

If CROP is required to indemnify a Protected Partner under the terms of the CROP Tax Protection Agreement, the sole right of such Protected Partner is to receive from CROP a payment in an amount equal to such Protected Partner’s tax liability using the highest U.S. federal income tax rate applicable to the character of the gain and state income tax rate in the state where the Protected Partner resides, such payment to be grossed up so that the net amount received after such gross up is equal to the required payment. CROP will permit the Protected Partners to guarantee up to $50.0 million in the aggregate of CROP’s liabilities to avoid certain adverse tax consequences. Either CROP or the Protected Partners may elect to transfer assets or receive a distribution of assets equal to the net fair market value of the CROP Units held by the Protected Partners in full liquidation and redemption of the CROP Units held by the Protected Partners. The Protected Partners will have the right to select the assets of CROP necessary to effectuate the in-kind redemption transaction, subject to certain limitations.

For purposes of the CROP Tax Protection Agreement:

“HT Holdings Units” refers to the limited partner interests in HT Holdings which were outstanding at the effective time of the CROP Merger.

“Permitted Transferee” refers to any person who holds HT Holdings Units and who acquired such HT Holdings Units from HT Holdings or another Permitted Transferee in a permitted disposition (generally includes transfers to family members, family trusts, beneficiaries of trusts and partners or members of entities), in which such person’s adjusted basis in such HT Holdings Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of HT Holdings (or such other Permitted Transferee) in such HT Holdings Units and who has notified CROP of its status as a Permitted Transferee, subject to certain conditions and limitations.

“Protected Partners” refers to HT Holdings and each Permitted Transferee.

“Protected Properties” refers to the properties owned by CROP on the effective date of the Tax Protection Agreement, including any and all replacement property received in exchange for all or any portion of the Protected Properties pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), Code Section 1033, any other Code provision that provides for the non-recognition of income or gain or any transaction pursuant to which the tax basis of such property is determined in whole or in part by reference to the tax basis of all or any portion of the Protected Properties.

No amounts were paid or payable under this agreement as of June 30, 2023.

Amended and Restated Promissory Note of CCA and CROP. CCA issued a $13.0 million promissory note payable to CROP dated January 1, 2021 (the “CCA Note”). The CCA Note has a 10-year term with an interest rate of 7%. The CCA Note requires monthly payments of interest only through June 30, 2021 and thereafter, monthly payments of principal and interest in the amount of $150,941.02. CCA may prepay the principal balance under the CCA Note, in whole or in part, with all interest then accrued, at any time, without premium or penalty.

The CCA Note will accelerate upon termination of the Amended and Restated Advisory Agreement to the extent of amounts then owed by CROP to our advisor thereunder. If such acceleration occurs and CROP holds the CCA Note at such time, then we may offset any termination payments payable to our advisor under the Amended and Restated Advisory Agreement by the accelerated portion of the CCA Note.

Prior to the consummation of the CROP Merger, the CCA Note distribution was effected whereby the CCA Note was distributed by CROP to the holders of CROP’s participating partnership units of record immediately prior to the CROP Merger, including CRII. CRII subsequently distributed its share in the CCA Note to its common stockholders of record immediately prior to the CRII Merger.

Offset Agreement and Allonge to CCA Note. In connection with the CCA Note, our advisor and CROP entered into an Offset Agreement dated January 1, 2021, which provides that upon certain events related to the CCA Note, CROP will have the right to offset payments due to our advisor under the terms of the Amended and

Restated Advisory Agreement. In particular, in the event CROP were to become obligated to pay any amounts to our advisor as a result of the termination of the Amended and Restated Advisory Agreement, then, until the CCA Note is paid in full, CROP has the right to assign all or a portion of the CCA Note to our advisor as payment for any amounts due from CROP to our advisor. The Offset Agreement terminates upon the earlier of (i) payment of the CCA Note in full and (ii) completion of the CCA Note distribution (discussed above). The CCA Note distribution was effected prior to the closing of the CRII Merger and the Offset Agreement was terminated.

As a result of the termination of the Offset Agreement, CROP and CCA entered into an agreement (the “Allonge”) with the CROP unitholders and the CRII stockholders of record who received an in-kind distribution of the CCA Note in connection with the CCA Note distribution. The Allonge provides for an offset arrangement similar to the Offset Agreement but was modified to account for the fact that the CCA Note is held by the CROP unitholders and the CRII stockholders of record immediately prior to the CROP Merger and the CRII Merger.

Cottonwood Multifamily Opportunity Fund, Inc.

Background. Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”) was a Maryland corporation that was sponsored by CROP and formed to invest in multifamily development projects and/or make mezzanine loans or preferred equity investments in multifamily construction and development projects. CMOF owned investments in two development projects and one investment in a land parcel held for development, all through separate joint ventures with CROP as follows: Park Avenue (development project), Cottonwood on Broadway (development project) and Block C, a joint venture owning land held for development for two projects called The Westerly and Millcreek North, with a percentage ownership interest held by CMOF as of September 27, 2022, of 76.4%, 81.2%, and 63.0%, respectively, and the balance of a majority of the remaining interest held by CROP. In addition, Daniel Shaeffer, Chad Christensen and Gregg Christensen were each officers and directors of CMOF.

Property Management. Cottonwood Capital Property Management II, LLC (“CCPMII”), a wholly owned subsidiary of CROP, acted as the sponsor, property manager and asset manager for CMOF. As the property manager and asset manager for CMOF, CCPMII received compensation for the acquisition, management and disposition of CMOF’s assets. Total compensation paid to CCPMII as the asset manager of CMOF for the year ended December 31, 2021 was $805,538, and was $601,493 for the period from January 1, 2022 through September 27, 2022 (the closing date of the CMOF Merger, as defined below). Upon the closing of the CROP Merger, we assumed the advisory contract with CMOF. We did not receive fees from CMOF until our acquisition of CCPMII at the closing of the CROP Merger on May 7, 2021.

Merger. On July 8, 2022, we, CROP, Merger Sub, CMOF, and CMOF’s operating partnership (“CMOF OP”) entered into an Agreement and Plan of Merger (the “CMOF Merger Agreement”).

Subject to the terms and conditions of the CMOF Merger Agreement (i) CMOF merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMOF Company Merger”) and (ii) CMOF OP merged with and into CROP, with CROP surviving (the “CMOF OP Merger” and, together with the CMOF Company Merger, the “CMOF Merger”). On September 27, 2022, the CMOF Merger was completed. At such time, the separate existence of CMOF and CMOF OP ceased.

At the effective time of the CMOF Company Merger, each issued and outstanding share of CMOF’s common stock converted into 0.8669 shares of our Class A common stock.

At the effective time of the CMOF OP Merger, each partnership unit of CMOF OP issued and outstanding immediately prior to the CMOF OP Merger converted into 0.8669 CROP Common Units, including CMOF OP units held by certain of our officers and directors as described below. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMOF OP Merger remained outstanding.

At the time of the CMOF Merger, certain outstanding promissory notes from CMOF held directly, or indirectly through affiliate entities, by Enzio Cassinis, Adam Larson and Eric Marlin, our executive officers, each in the amount of $425,000, were repaid with cash from us.

In addition, immediately prior to the effective time of the CMOF OP Merger, CMOF OP acquired the outstanding residual interests in a joint venture referred to as Park Avenue and a joint venture referred to as Broadway held by certain of our executive officers and directors in exchange for an aggregate 461,023 CMOF OP partnership units. As a result of CMOF OP’s acquisition of the residual interests in the joint ventures, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Susan Hallenberg directly or indirectly owned 164,585, 164,585, 82,062, and 6,597 CMOF OP partnership units, respectively, at the time of the CMOF OP Merger, which were converted into CROP Common Units at the time of the CMOF OP Merger as described above.

Investment in 33rd and 13th - Millcreek

On October 26, 2021, we, through a wholly owned subsidiary of CROP, entered a real estate purchase contract with 33rd and 13th, LLC (the “Seller”), to purchase a multifamily development project located on 1.76 acres of land and referred to as 33rd and 13th – Millcreek in Millcreek, Utah (the “Project”) for $7.2 million. The Seller was directly or indirectly owned by the following individuals who are also our executive officers: Daniel Shaeffer (11.3636%), Chad Christensen (22.7273%), Gregg Christensen (11.3636%), Glenn Rand (2.2727%), Stan Hanks (2.2727%), Susan Hallenberg (1.8182%) and Eric Marlin (1.3636%). In addition, an unaffiliated third party owned 36.3636% of the Seller and the balance was owned by non-executive employees of us or our affiliates. The purchase of the Project was approved by our conflicts committee. In addition, the purchase price of the Project was established based on an appraisal provided by an independent third-party appraisal firm. On October 29, 2021, we acquired the Project.

Membership Interest Purchase Agreement – Sugar House Commons, LLC

On November 1, 2021, we, through a wholly owned subsidiary of CROP, entered a Membership Interest Purchase Agreement to sell all of the membership interests of Sugar House Commons, LLC (“Windsor Court”) directly or indirectly to the following individuals who are also our executive officers: Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin for $510,000. The sole asset of Sugar House Commons, LLC is a 0.72-acre parcel of land located in Salt Lake City, Utah valued at $510,000 pursuant to a recent third-party appraisal report. The sale was approved by the conflicts committee. The disposition of Windsor Court closed in the fourth quarter of 2021.

Richmond Guaranty

At the closing of the CRII Merger, we assumed a 50% payment guarantee provided by CRII and CROP, for certain obligations of Villas at Millcreek, LLC (“Richmond Borrower”) with respect to a construction loan in the amount of $53.6 million obtained in connection with the development of Richmond at Millcreek, a development project sponsored by High Traverse Development, LLC. Certain of our officers and directors own an aggregate 13.91% of Richmond Borrower. A wholly owned subsidiary of CROP receives fees from High Traverse Development, LLC related to the development of Richmond at Millcreek. Richmond Borrower increased the loan amount outstanding to $60.1 million in the second quarter of 2023.

Alpha Mill Transactions

On November 2, 2021, we sold TIC interests in Alpha Mill (the “Alpha Mill TIC Interests”) totaling 43% to certain unaffiliated third parties through a private offering for $34.8 million. On April 7, 2022, we sold an additional 29% in Alpha Mill (while we retain a 28% interest) to certain third parties for a total purchase price of $23.3 million. One of the purchasers of the Alpha Mill TIC Interests in the April 7, 2022 sale was the Christensen Marital Trust, a trust established by the father of Chad Christensen, one of our directors and Executive Chairman, and Gregg Christensen, our Chief Legal Officer and Secretary (the “Christensen Trust”). Messrs. C. Christensen and G. Christensen are two of the beneficiaries of the Christensen Trust. The Christensen Trust purchased its interest net of selling commissions in the amount of $244,444. The Christensen Trust’s interest is 10.3%, acquired at a purchase price of $8.2 million. The net proceeds received by us for the sale of the shares to the Christensen Trust were the same as what we received from unaffiliated third parties.

On January 24, 2023 we launched a tender offer to investors in Alpha Mill TIC interests, including the Christensen Trust, pursuant to which we intend to acquire some or all of the outstanding Alpha Mill TIC interests in exchange for CROP Units at a tender price based on the December 31, 2022 appraised value for Alpha Mill utilized in the Company’s NAV procedures and the December 31, 2022 NAV of the CROP Units. On March 31, 2023, we issued 1,063,293 CROP Units for an additional 45.4% tenant-in-common interests in Alpha Mill, increasing our ownership to 73.7%. The value of the CROP Units on the close date was $19.8 million based on the net asset value of CROP Units as of February 28, 2023. All of the tenant-in-common interests were purchased at the same price. One of the sellers was the Christensen Trust.

APT Cowork, LLC

APT Cowork, LLC (“APT”) is an entity formed to engage in the business of converting unused common space in multifamily apartment communities or retail space to revenue producing co-working space. Our officers and directors have a direct or indirect ownership interest in APT as follows: Glenn Rand (21.49%), Daniel Shaeffer (21.46%), Chad Christensen (21.46%), Gregg Christensen (8.89%), Eric Marlin (6.71%), Enzio Cassinis (5.25%), Adam Larson (2.81%), Susan Hallenberg (2.18%), Paul Fredenberg (1.83%), and Stan Hanks (1.06%). We, through our subsidiaries, have entered the following agreements with APT.

Reimbursement and Cost Sharing Agreement. We, through Cottonwood Capital Management, our taxable REIT subsidiary and a wholly owned subsidiary of CROP, have entered into a Reimbursement and Cost Sharing Agreement effective as of January 1, 2023, pursuant to which we will make certain employees available to APT to the extent they are not otherwise occupied in providing services to us and in exchange APT will reimburse us its allocable share of all direct and indirect costs related to the employees utilized by APT. Under the terms of the agreement, for any annual period, the amount of reimbursement pursuant to the agreement will not exceed $120,000. In addition, the agreement has a one-year term, but may be renewed for an unlimited number of successive one-year terms. No amounts were reimbursed under the cost sharing agreement during the year ended December 31, 2022 and the six months ended June 30, 2023.

Coworking Space Design Agreement. On August 9, 2022, our conflicts committee approved a form of Coworking Space Design Agreement to be entered by and between the property-owning limited liability company (“Landlord”), which will be a subsidiary of CROP, and APT. The form of agreement provides the terms on which APT may design and upgrade the amenities for the common areas at certain of our multifamily properties. The Coworking Space Design Agreement provides that in exchange for advising on coworking improvements at Landlord’s property, Landlord will pay APT a one-time design and project management fee of $60,000, which may be increased up to $75,000 depending on the scope of the project. At June 30, 2023, we have entered a Coworking Space Design Agreement with respect to 13 of our properties and expect to enter Coworking Space Design Agreements for an additional twelve of our properties over the next twelve months. For the year ended December 31, 2022, and the six months ended June 30, 2023, we paid or incurred fees to APT totaling $1,833,275 and $113,449, respectively, pursuant to the Coworking Space Design Agreement.

Services Agreement. On November 7, 2022, our conflicts committee approved a form of Services Agreement to be entered by and between Cottonwood Capital Management and APT. The form of agreement provides that APT will provide the ongoing administration of coworking services at the property subject to the agreement in exchange for $10.00 per apartment unit per month. In addition, there is a revenue sharing component of the agreement which provides that APT will pay Cottonwood Capital Management 50% of coworking revenue it receives at the properties. As of December 31, 2022, we had not yet entered any Services Agreements with respect to our properties, but we entered into Service Agreement with respect to 10 of our properties effective January 1, 2023. As of June 30, 2023, we had entered into Service Agreements with respect to 13 of our properties, and we expect to enter into agreements for an additional twelve of our properties over the next six to twelve months. As of the six months ended June 30, 2023, we had paid or incurred service fees to APT totaling $195,420. Each of the properties for which we enter a Services Agreement are or will be subject to a Coworking Space Design Agreement with APT pursuant to which APT will design and upgrade the amenities for the common areas at the properties.

Block C and Jasper

Block C is a joint venture investment for the purpose of developing three multifamily development projects near Salt Lake City, Utah: The Westerly, Millcreek North and The Archer. Previously, and as referred to below, The Archer was referred to as Jasper and was a separate investment. The Westerly and Millcreek were included as part of the Block C joint venture. As a result of the merger described below, Block C is now one joint venture for all three development projects. The development projects are located in an Opportunity Zone, which provides tax benefits for development programs located in designated areas as established by Congress in the Tax Cuts and Jobs act of 2017.

Affiliated Members. On June 28, 2022, we, through our indirect subsidiaries, admitted entities affiliated with us and our advisor, Brickyard QOF, LLC (“Brickyard QOF”) and HV Millcreek, LLC (“Millcreek,” and together with Brickyard QOF, the “Affiliated Members”), as members in CW Block C, LLC (“Block C”), a development joint venture with CMOF OP and CROP (successor to CMOF OP following the CMOF Merger), and CW Jasper, LLC (“Jasper”), a development project owned 100% by CROP. The Affiliated Members are owned directly or indirectly by Daniel Shaeffer, Chad Christensen, Gregg Christensen, Enzio Cassinis, Eric Marlin, Susan Hallenberg, Stan Hanks, Glenn Rand and Adam Larson, each of whom are our officers or directors, as well as certain employees of CROP and our advisor or its affiliates. In connection with their admission as members, the Affiliated Members made an aggregate capital contribution of $8,499,221.74 and $2,375,778.26 to Block C and Jasper, respectively. Following the admission of the Affiliated Members to Block C and Jasper, the Affiliated Members owned a 21.0134% interest in Block C, with Messrs. Shaeffer, C. Christensen, G. Christensen, Cassinis, Marlin, Hanks, Rand, Larson and Ms. Hallenberg having an indirect ownership interest of 4.6273%, 10.1125%, 3.5877%, 0.4831%, 0.3342%, 0.3000%, 0.1091%, 0.2387% and 0.6767%, respectively, in Block C, alongside our 64.4906% indirect ownership interest and CMOF’s 14.4960% ownership interest, and a 20.1025% interest in Jasper, with Messrs. Shaeffer, C. Christensen, G. Christensen, Cassinis, Marlin, Hanks, Rand, Larson and Ms. Hallenberg having an indirect ownership interest of 4.4267%, 9.6742%, 3.4322%, 0.4621%, 0.3197%, 0.2870%, 0.1043%, 0.2284% and 0.6474% respectively, in Jasper, alongside our 79.8975% interest. The investment in the projects by the Affiliated Members was established at an amount no greater than the recent appraised value of the project, as determined by an independent third-party appraiser and approved by the conflicts committee. The Affiliated Members participate in the economics of Block C and Jasper on the same terms and conditions as us.

Operating Agreements. On August 11, 2022, we amended and restated the operating agreements of Block C (the “Block C Agreement”) and Jasper (the “Jasper Agreement,” and together with the Block C Agreement, the “Agreements”) to reflect additional terms related to the admission of the Affiliated Members, among other things. The Block C Agreement provides that Block C QOF, a joint venture between CROP and Cottonwood Capital Management and managed by CROP (“Block C QOF”), CROP (including as successor to CMOF OP) and Brickyard QOF will act as co-managers with CROP managing the day-to-day operations of Block C. The Jasper Agreement provides that Block C QOF and Brickyard QOF will act as co-managers with Block C QOF managing the day-to-day operations of Jasper. Each of the Brickyard Agreement and the Jasper Agreement include the following terms. The unanimous consent of the managers is required for company actions, and certain major decisions, including decisions impacting mergers and whether Block C and Jasper maintain their Qualified Opportunity Fund status, which also require a majority approval of the members. In addition, after December 31, 2032, a manager may unilaterally require the company to take its development project(s) to market for sale, while the other managers of the company will have the first right of refusal to purchase the development project(s) if triggered before December 31, 2037 or the first right of offer to purchase the development project(s) if triggered on or after December 31, 2037. CROP or its affiliate are entitled to receive a development fee in an amount equal to 3% of the total development hard and soft costs for the development project(s) and CROP Property Management, LLC or its affiliate is entitled to receive a property management fee in an amount equal to 2.5% of the gross revenues of the development project(s).

Merger and Additional Capital Contributions. On March 21, 2023, our conflicts committee approved the merger of Jasper with and into Block C with Block C surviving the merger. Also on March 21, 2023, our conflicts committee approved an additional investment in Block C by us in the amount of up to $9.0 million with the opportunity for the Affiliated Members to participate pro rata alongside us on the same terms and conditions. The additional capital contribution to Block C was established at an amount no greater than the recent appraised value of the project, as determined by an independent third-party appraiser and approved by the conflicts committee. As of June 30, 2023, the Affiliated Members have made aggregate contributions of $10.9 million towards the joint venture. As of June 30, 2023, our ownership in Block C was 82.2%.

Reimbursement Policy

For the year ended December 31, 2022, we reimbursed Daniel Shaeffer, our Chief Executive Officer and an affiliated director, $12,389 for expenses incurred by Mr. Shaeffer in connection with transportation he provided for himself and certain other officers of the Company related to approved business travel.

Exchange of CROP Units

Christensen Marital Trust. On November 7, 2022, the conflicts committee of the board of directors approved the exchange into shares of Class I common stock of the Company of 69,142.710 CROP Units held by the Christensen Marital Trust on the same terms and conditions available to unaffiliated third parties pursuant to the terms of the Operating Partnership Agreement. Upon exchange into Class I shares, the Christensen Trust may participate in the share repurchase program of the Company on the same terms and conditions as other holders.

Executive Officers. On January 23, 2023, the conflicts committee of the board of directors approved the exchange into shares of Class I common stock of the Company of up to 525,423 CROP Units by the executive officers of the Company on the same terms and conditions available to unaffiliated third parties pursuant to the terms of the Operating Partnership Agreement. As approved by the conflicts committee, exchanges into Class I shares by an individual executive will be permitted up to the executive’s proportionate share of the total amount approved for exchange (based on CROP Units that are eligible for exchange). No CROP Units held by executive officers were exchanged during each of the years ended December 31, 2021 or 2022 or the six months ended June 30, 2023.

Repurchase of Executive Officer Shares

On January 23, 2023, the conflicts committee of the board of directors approved an Insider Trading Policy for the Company which, among other matters, addresses the Company’s policy for the repurchase of shares held by executive officers of the Company. Pursuant to the policy, in order that the Company retain maximum funds available to fund repurchases for non-affiliates, repurchase requests from executive officers will not be subject to the share repurchase program of the Company. Notwithstanding the foregoing, subject to the conditions discussed below, repurchase requests from executive officers will be considered on a monthly basis with the same pricing and similar procedures as applicable to the share repurchase program. Repurchase requests by executive officers will be subject to a quarterly review and approval by the conflicts committee, and each executive officer may submit no more than 25% of the total amount of shares exchanged from CROP Units per quarter. No shares held by executive officers were repurchased during each of the years ended December 31, 2021 or 2022 or the six months ended June 30, 2023.

Lease Assignment

We, through Cottonwood Capital Management, entered a Third Amendment & Partial Assignment of Office Lease Agreement with Sandlot Holdings, LLC and CCA pursuant to which CCA assigned to Cottonwood Capital Management all lease rights and obligations with respect to the principal offices of the Company at Suite 250, 1245 East Brickyard Road in Salt Lake City, Utah, along with a storage unit on the plaza level, effective January 1, 2022.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the composition of the current board of directors satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire, manage and dispose of the types of assets we acquire and manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of CC Advisors III. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (801) 278-0700.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of Cottonwood Communities, Inc.

1245 Brickyard Road, Suite 250

Salt Lake City, Utah 84106

We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to John Lunt, the chairman of our audit committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to any one of the independent directors in care of our Secretary at our headquarters address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary.

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by mailing a description of the suspected violation or concern to John Lunt, the chair of our audit committee in care of our Secretary at our headquarters address.

Stockholders also may communicate concerns with our directors at our annual meeting. Although we do not have a policy regarding the attendance of our directors at annual meetings of our stockholders, we expect that at least one of our directors will be present at all such meetings. Daniel Shaeffer, our Chief Executive Officer and one of our affiliated directors, and Chad Christensen, our Executive Chairman and one of our affiliated directors, were each present at the 2022 annual meeting.

Employee, Officer and Director Hedging

We do not have a hedging policy for our officers and directors at this time.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2023 annual meeting and are being nominated for re-election to serve until the 2024 annual meeting and until his successor is elected and qualified.

Our directors and executive officers are set forth below:

Name*	Age**	Positions

Daniel Shaeffer	52	Chief Executive Officer and Director

Chad Christensen	50	Executive Chairman of the Board of Directors and Director

Gregg Christensen	54	Chief Legal Officer and Secretary; Advisory Board Member

Glenn Rand	62	Chief Operating Officer; Advisory Board Member

Susan Hallenberg	55	Chief Accounting Officer and Treasurer; Advisory Board Member

Enzio Cassinis	46	President

Adam Larson	41	Chief Financial Officer

Stan Hanks	55	Chief Development Officer

Eric Marlin	49	Executive Vice President, Capital Markets

Paul Fredenberg	47	Chief Investment Officer

Jonathan Gardner	46	Independent Director

John Lunt	50	Independent Director

Philip White	49	Independent Director

* The address of each executive officer and director listed is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

** As of June 30, 2023

Daniel Shaeffer has served as our Chief Executive Officer since May 2021 and as an affiliated director since July 2016. As of May 2021, Mr. Shaeffer is also Chief Executive Officer of CCA. Mr. Shaeffer served as the Chief Executive Officer and a director of CRII and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Shaeffer also served as our Chairman of the Board of directors from October 2018 through May 2021 and was formerly our Chief Executive Officer from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger. He was a director and Chief Executive Officer of CMOF prior to the completion of the CMOF Merger. Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing since 2004.

Mr. Shaeffer holds an International Master of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Accounting from Brigham Young University.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Chad Christensen has served as the Executive Chairman of our board of directors since May 2021 and as an affiliated director since July 2016. As of May 2021, Mr. Christensen is also Executive Chairman of CCA.

Mr. Christensen served as President and a director of CRII and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Christensen was formerly our President and Chairman of the Board from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger. He served as President, Chairman of the Board, and a director of CMOF prior to the completion of the CMOF Merger. Mr. Christensen oversees financial and general operations for us and our affiliates. He is also actively involved in acquisitions, marketing and capital raising activities for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 2004.

Mr. Christensen holds a Master of Business Administration from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a Bachelor of Arts in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Gregg Christensen has served as our Chief Legal Officer and Secretary since December 2016 and as an Advisory Board Member since May 2021. Since May 2021, Mr. Christensen is also Chief Legal Officer and Secretary of CCA. Mr. Christensen served as the Chief Legal Officer and Secretary (formerly Executive Vice President, Secretary and General Counsel) and a director of CRII and its predecessor entities from 2007 through the closing of the CRII Merger. Mr. Christensen was a director on our board of directors from December 2016 to June 2018. Mr. Christensen held similar officer positions with CMRI, CMRII and CMOF prior to the completion of the CMRI Merger, the CMRII Merger and the CMOF Merger, respectively. In addition, he was a director of CMRI, CMRII and CMOF prior to the completion of the CMRI Merger, the CMRII Merger and the CMOF Merger, respectively. Mr. Christensen oversees and coordinates all legal aspects of us and our affiliates, and is also actively involved in operations, acquisitions and due diligence activities for us and our affiliates.

Prior to joining the Cottonwood organization, Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 1996.

Mr. Christensen holds an Honors Bachelor of Arts in English from the University of Utah and a Juris Doctorate from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

Glenn Rand has served as our Chief Operating Officer and as an Advisory Board Member since May 2021. Mr. Rand also has served as the Chief Operating Officer of CROP (and in other roles with CROP) since September 2013. In addition, he serves as Chief Operating Officer of CCA as of May 2021. Mr. Rand brings over 30 years of property management experience to us. He directs operations and provides strategic guidance with respect to acquisitions and asset management. Prior to joining CROP, he worked at Archstone, where he was responsible for the oversight of more than 30,000 apartment units. During his time at Archstone, Mr. Rand was President and Founder of Archstone Management Services, a third-party management company with over 50 assets under management, which was eventually sold to Gables Residential. As Chairman of Archstone’s Pricing Committee, he was influential in the creation and national acceptance of LRO (revenue management) within Archstone, and eventually the apartment industry. He served on the Virginia Tech Management Board for many years and is consistently requested as a speaker at industry events.

Susan Hallenberg has served as our Chief Accounting Officer and Treasurer since October 2018 and as an Advisory Board Member since May 2021. As of May 2021, she is also Chief Accounting Officer and Treasurer at CCA. Ms. Hallenberg served as the Chief Financial Officer and Treasurer of CRII and its predecessor entity from May 2005 until the closing of the CRII Merger. Ms. Hallenberg served as our principal accounting officer and principal financial officer in her role as Chief Financial Officer from December 2016 through September 2018. Ms. Hallenberg also served as Chief Accounting Officer and Treasurer of CMRI and CMRII prior to the closing of the CMRI Merger and the CMRII Merger. She was also Chief Financial Officer and Treasurer of CMOF prior to the closing of the CMOF Merger.

Prior to joining the Cottonwood organization, Ms. Hallenberg served as Acquisitions Officer for Phillips Edison & Company, a real estate investment company. She also served as Vice President for Lend Lease Real Estate Investments, where her responsibilities included financial management of a large mixed-use real estate development project and the underwriting, financing and reporting on multifamily housing development opportunities in the Western United States using tax credit, tax-exempt bond, and conventional financing. She also worked for Aldrich Eastman & Waltch for two years as an Assistant Portfolio Controller. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years.

Ms. Hallenberg holds a Bachelor of Arts in Economics/Accounting from The College of the Holy Cross.

Enzio Cassinis has served as our President since May 2021. Mr. Cassinis served as our Chief Executive Officer and President from October 2018 through May 2021. In addition, Mr. Cassinis served as the Chief Executive Officer of CCA from October 2018 through May 2021 and currently serves as CCA’s President since May 2021. Mr. Cassinis also served as the Chief Executive Officer and President of CMRI and CMRII from October 2018 through the closing of the CMRI Merger and the CMRII Merger.

From June 2013 through September 2018, Mr. Cassinis served in various roles at the Cottonwood organization, including as Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity. Prior to joining the Cottonwood organization in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson has served as our Chief Financial Officer since October 2018. Mr. Larson also has served as the Chief Financial Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the closing of the CMRI Merger and the CMRII Merger.

Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood Residential, Inc. in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting.

Mr. Larson holds a Master of Business Administration from the University of Chicago Booth School of Business, and a Bachelor of Science in Business Management from Brigham Young University.

Stan Hanks has served as our Chief Development Officer since December 2021. Prior to that he was one of our Executive Vice Presidents. Mr. Hanks also has served as Executive Vice President of CROP since September 2012 and of CCA since May 2021. Mr. Hanks has over 20 years of multi-family experience. He is responsible for development project oversight and strategic initiatives. Prior to joining CROP, Mr. Hanks was a Senior Vice President and Principal at RealSource, a boutique multi-family real estate firm in Salt Lake City where he was involved with acquisitions, financing, asset management and capital raising. Prior to RealSource, Mr. Hanks was Vice President of Finance/Corporate Controller for TenFold Corporation, a software company in Utah that completed its IPO in 1999. Prior to TenFold, Mr. Hanks spent four years as an auditor at Coopers & Lybrand. Mr. Hanks earned a Bachelor of Accounting degree from the University of Utah in 1992.

Eric Marlin has served as our Executive Vice President of Capital Markets since May 2021. Mr. Marlin also has served as Executive Vice President of Capital Markets of CROP since February 2007 and of CCA since May 2021. His responsibilities include interfacing with broker-dealers and all retail-focused capital raising activities for Cottonwood affiliates. Previously, Mr. Marlin was Vice President of the Western Region for CORE Realty Holdings, LLC, a sponsor of tenant-in-common transactions. Prior to joining CORE, Mr. Marlin worked for Courtlandt Financial Group, a firm that specializes in Code Section 1031 exchanges. Prior to joining Courtlandt Financial Group, Mr. Marlin worked as a financial consultant with Merrill Lynch Private Client Group in Beverly Hills, California, where he focused primarily on financial planning and estate planning. Mr. Marlin holds a Bachelor of Arts in History of Public Policy from the University of California at Santa Barbara. He is a licensed securities representative with Series 7 and Series 66 licenses. Mr. Marlin also acted as a wholesaler internal to CRII in connection with the offerings.

Paul Fredenberg has served as our Chief Investment Officer since October 2018. Mr. Fredenberg has also served as the Chief Investment Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the completion of the CMRI Merger and the CMRII Merger.

Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc. Prior to joining the Cottonwood organization in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group.

Mr. Fredenberg holds a Master of Business Administration from the Wharton School at the University of Pennsylvania, a Master of Arts in Latin American Studies from the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Michigan, Ann Arbor.

Jonathan Gardner is one of our independent directors, a position he has held since May 2021. Mr. Gardner is a principal and founding partner at Gardner Batt, LLC, a Salt Lake City-based real estate development and investment firm. Mr. Gardner has developed or invested in over $2.0 billion of real estate in the last seven years, and he and his partners manage nearly two million square feet of office, multi-family, retail and warehouse space. Prior to starting Gardner Batt in 2014, Mr. Gardner spent four years with a family run real estate development office and, prior to that, four years as an investment banker handling corporate leveraged finance at CIBC World Markets’ Private Finance Group. Mr. Gardner graduated magna cum laude from the University of Utah’s David Eccles School of Business with an emphasis in Finance.

Our board of directors selected Mr. Gardner as an independent director for reasons including his significant experience in the real estate industry and prior knowledge of the portfolio of CRII as a non-affiliate director. Mr. Gardner’s broad real estate experience provides him with key skills in responding to our business’s financial, strategic and operational challenges and opportunities, and overseeing management. Our board of directors believes that the depth and breadth of Mr. Gardner’s exposure to complex real estate, financial and strategic issues during his career make him a valuable asset to our board of directors.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created the methodology for four index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $19 billion pension fund, and from 2004 to 2007, he served as board President. From February 2013 to February 2022, Mr. Lunt served on the investment advisory committee for the $20 billion Utah Educational Savings Plan (My529) and from August 2017 to February 2022, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. Since June of 2022, he has served as a trustee for the Utah Educational Assistance Authority and currently serves as the chair of the Audit Committee. He has been a featured speaker at investment conferences around the United States and has written extensively about financial markets.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a Bachelor of Arts in Economics, and he later received a Master of Business Administration in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Philip White is one of our independent directors, a position he has held since May 2021. Mr. White has been a partner at Inflection Financial LLC since 2020. His firm oversees more than $250 million for individuals and company retirement plans. Previously, Mr. White was a partner at Retirement Plan Fiduciaries LLC since 2015 and President at Ducere Capital, a wealth management practice he founded in 2006. Mr. White also previously directed executive compensation and company stock and retirement plans for Rackspace Hosting. Early in his career, Mr. White served his country as a civil engineer officer in the United States Air Force. Mr. White earned his Master of Business Administration degree with Honors from The Wharton School at The University of Pennsylvania and is also a Distinguished Graduate of The United States Air Force Academy. Mr. White is a CFA® charterholder and is also a CERTIFIED FINANCIAL PLANNER™ practitioner.

Our board of directors selected Mr. White as an independent director for reasons including his experience in the real estate industry, executive compensation experience, his professional and educational background and prior knowledge of the portfolio of CRII as a non-affiliate director of CRII. With his background in executive compensation issues, Mr. White is particularly well-positioned to guide our board of directors on compensation issues and the employment of various individuals, including our Chief Accounting Officer and Chief Legal Officer. Our board of directors believes that these key attributes make him a valuable asset to our board of directors.

Executive Officer Compensation

Overview

This section discusses the components of the compensation we provide to our “named executive officers” who are listed in the “Summary Compensation Table” below. In 2022, our named executive officers were Daniel Shaeffer, our Chief Executive Officer, Chad Christensen, our Executive Chairman and Gregg Christensen, our Chief Legal Officer and Secretary.

Prior to May 7, 2021, the effective time of the CRII Merger, we had no employees, and all of our executive officers were employed by our advisor and its affiliates. As such, all of our executive officers were compensated by these entities, in part, for their services to us and our subsidiaries, and except for grants of LTIP Units (units in the Operating Partnership subject to time-based vesting) and Special LTIP Units (units in the Operating Partnership subject to performance-based vesting, and for purposes of our executive compensation discussion, referred to as required by context, collectively as the “LTIP Units”) under our partnership agreement, we did not provide compensation to our executive officers prior to May 7, 2021.

Following the CRII Merger, we employ certain of our executive officers, including one of our named executive officers, Mr. G. Christensen. Mr. Shaeffer and Mr. C. Christensen, along with certain other of our executive officers, are employed by our advisor and its affiliates. Except for grants of LTIP Units that we make to all of our executive officers, Mr. Shaeffer and Mr. C. Christensen, and those executive officers employed by our advisor and its affiliates are compensated by our advisor and its affiliates (and not us), in part, for their service to us and our subsidiaries. See “The Conflicts Committee – Certain Transactions with Related Persons” above for a discussion of the fees paid to CC Advisors III and its affiliates. All of our named executive officers are officers and/or employees of, or hold an indirect ownership interest in, CC Advisors III and/or its affiliates.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act and an “emerging growth company” as defined under the JOBS Act. As such, we are permitted to take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies.

Executive Compensation Process

Our compensation committee, which is composed of all of our independent directors, discharges our board of directors’ responsibilities relating to the compensation that we pay to our named executive officers. This includes equity incentive compensation grants we make to all of our named executive officers as well as additional compensation we pay to named executive officers employed by us. Prior to the CRII Merger, except for LTIP Unit grants, our named executive officers did not receive any compensation from us.

In making compensation decisions for 2022, the compensation committee evaluated the performance of our chief executive officer and, together with our chief executive officer, assessed the individual performance of the other named executive officers. In addition, the compensation committee reviewed market-based compensation data provided by Ferguson Partners Consulting L.P., a nationally recognized compensation consulting firm specializing in the real estate industry (“FPC”). While the compensation committee considers these recommendations, along with data provided by its other advisors, it retains full discretion to set all compensation to our named executive officers that we pay directly.

Engagement of Compensation Consultant

The compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The compensation committee has sole authority to hire, terminate and set the terms of any future engagement of FPC or any other compensation consultant.

For compensation advice in 2022, the compensation committee engaged FPC to provide market-based compensation data to assist the committee in the implementation of a comprehensive executive compensation program for those executive officers that we employ and an equity incentive compensation program for all of our executive officers that complements the compensation provided to our executive officers by our advisor and its affiliates. In connection with these efforts, FPC prepared for the compensation committee reports that included compensation analyses for each executive position, including those executive positions that are held by employees of our advisor and its affiliates, an analysis of a recommended peer group for the Company and a description of the methodology used to provide the compensation analyses. FPC researched competitive market practices, reviewed the proxy statements of its recommended peer group and checked its own proprietary information data bases. The compensation committee reviewed the information provided to the Company and approved the 2022 executive compensation program which included equity incentive compensation for all of our executive officers and full compensation for those executive officers that we employ.

Components of Executive Compensation

The key elements of our executive compensation program for our executive officer employees include annual cash compensation, short-term incentive plan compensation as well as equity incentive compensation in the form of LTIP Units. Each element is discussed in detail below.

Base Salary

Compensation for each executive officer we employ was established by our compensation committee. We believe that our executive officers’ base salary levels are commensurate with their positions and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. Base salaries of our named executive officers employed by us periodically will be reviewed by the compensation committee. For 2023, the compensation committee did not elect to change the annual base salary from year end 2022 levels for Mr. G. Christensen ($400,000). Mr. Shaeffer and Mr. C. Christensen do not receive an annual base salary from us and are compensated by CC Advisors III and its affiliates.

Short-Term Incentive Plan

The short-term incentive plan is intended to compensate our executive officers for achieving annual company and strategic performance goals. The compensation committee believes that the opportunity to earn an annual cash bonus encourages our executive officers to achieve company and strategic performance goals, which fosters a performance-driven company culture that aligns the executives’ interests with the stockholders’ interests.

The short-term incentive plan allows our executive officers to earn a cash bonus based on various pre-defined and pre-weighted company and strategic performance goals established by the compensation committee (at least 50% of which are objective, calculable company performance measurements). Strategic performance goals are assessed subjectively.

The annual cash incentive bonus is the product of the named executive officer’s target bonus (which is a percentage of his base salary) and a formula number that is based on the achievement of predetermined targets. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than, but not greater than the target bonus. For 2022, the compensation committee set Mr. G. Christensen’s target bonus at 90% of his base salary.

The annual cash incentive bonus formula number for 2022 consisted of the following components: (i) 25% capital formation, (ii) 25% capital deployment efficiency, (iii) 25% portfolio characteristics and objectives, (iv) 15% same store net operating income (NOI) growth relative to the same store NOI growth of a pre-selected peer group, and (v) 10% total shareholder return (IRR). With respect to the specific formula components for 2022, the named executive officers received 74.3% of their target bonus based on the achievement of the predetermined targets. Based on our actual performance in 2022, the compensation committee approved an annual cash incentive bonus for Mr. G. Christensen in an amount of $267,372. Mr. Shaeffer and Mr. C. Christensen do not receive a cash incentive bonus from us and are compensated by CC Advisors III and its affiliates.

Equity Incentive Compensation

Our compensation committee acknowledges that the real estate industry is highly competitive and that experienced professionals have significant career mobility. Our compensation committee determined that through the annual grant of LTIP Units under our partnership agreement, with vesting based on continued employment or the achievement of performance goals, each over multi-year periods, we will attract, motivate and retain highly skilled executive officers who are committed to our core values of prudent risk-taking and integrity. Each year our compensation committee determines, in its sole discretion, the aggregate amount, type and terms of any equity grants to our named executive officers. For 2022, the compensation committee determined that annual equity awards should consist of approximately 35% in LTIP Units (subject to multi-year vesting) and 65% in Special LTIP Units (with a multi-year performance measuring period) for all named executive officers.

LTIP Units are a separate series of limited partnership units of the Operating Partnership, which are convertible into CROP Common Units upon achieving certain vesting and performance requirements. Awards of LTIP Units are subject to the conditions and restrictions determined by our compensation committee, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the conditions and/or restrictions included in an LTIP Unit award agreement are not attained, holders will forfeit the LTIP Units granted under such agreement. Unless otherwise provided, the LTIP Unit awards (whether vested or unvested) will entitle the holder to receive current distributions from the Operating Partnership, and the Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distributions from the Operating Partnership during the applicable performance period. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to CROP Common Units on a one-for-one basis.

The compensation committee has deemed LTIP Unit awards to be an effective means to ensure alignment of the executives’ interests with those of the stockholders. LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, the LTIP Units initially will not have full parity, on a per unit basis, with the CROP Common Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can, over time, achieve full parity with the CROP Common Units and therefore, accrete to an economic value for the holder equivalent to the CROP Common Units. If such parity is achieved, the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into CROP Common Units upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of our common stock or for shares of our common stock, on a one-for-one basis, at our election. However, there are circumstances under which the LTIP Units will not achieve parity with the CROP Common Units, and until such parity is reached, the value that a holder could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our common stock and may be zero. The compensation committee believes that this characteristic of the LTIP units, that they achieve real value only if our share value appreciates, links executive compensation to our performance.

In January 2022, the compensation committee approved equity awards for fiscal year 2022 in dollar values, with the number of units granted calculated by dividing the dollar value of the approved awards by the most recently determined NAV of CROP Common Units. In determining the size of the long-term equity incentives awarded to the named executive officers for 2022 service, the compensation committee considered, among other things, the role and responsibilities of the individual, competitive factors and individual performance history. These awards were intended to enable our executive officers to establish a meaningful equity stake in the Company that would vest over a period of years based on continued service.

Our compensation committee currently expects to continue to grant LTIP Units awards to our named executive officers annually on the same terms and conditions; however, the committee’s decision whether to approve any such awards in the future will depend on our performance, market trends and practices and other considerations.

Time-Based LTIP Units

The following table sets forth the number and value of the time-based LTIP Units granted to our named executive officers in January 2022 for 2022 compensation. The time-based LTIP Units were issued on January 7, 2022 based on the grant date fair value determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). The time-based LTIP Units vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2023, subject to continued service. Time based LTIP Units (whether vested or unvested) receive the same distribution per unit as the CROP Common Units.

Executive Officer	Date of Grant	Number of Time- Based LTIP Units	Value of Time-Based LTIP Units
Daniel Shaeffer	January 7, 2022	23,589	$407,710
Chad Christensen	January 7, 2022	23,589	$407,710
Gregg Christensen	January 7, 2022	7,959	$137,563

In January 2023, the compensation committee approved the grant of an aggregate of 46,691 LTIP Units to the named executive officers for 2023 compensation. The grants were made on January 6, 2023. These LTIP Unit awards vest annually in equal installments over a four-year period beginning on January 1, 2024, subject to continued service. The 2023 grants of LTIP Units will be reflected in the “Summary Compensation Table” and “2023 Grants of Plan-Based Awards” table.

Special LTIP Units

The following table sets forth the number and value of the Special LTIP Units (performance-based LTIP Units) granted to our named executive officers in January 2022. The Special LTIP Units were issued on January 7, 2022 based on the grant date fair value determined in accordance with ASC Topic 718. The actual amount of each award will be determined at the conclusion of the three-year performance period on December 31, 2024, and will depend on our internal rate of return (as defined in the award agreements).

Executive Officer	Date of Grant	Number of Special LTIP Units	Value of Special LTIP Units
Daniel Shaeffer	January 7, 2022	43,809	$757,190
Chad Christensen	January 7, 2022	43,809	$757,190
Gregg Christensen	January 7, 2022	14,780	$255,456

Pursuant to the terms of the applicable award agreements, our named executive officers may earn up to 100% of the number of Special LTIP Units granted, plus deemed dividends on earned units, based on our internal rate of return during the performance period in accordance with the following schedule, with linear interpolation for performance between levels:

Internal Rate of Return	Percentage Earned
Less than 6%	— %
6%	50%
10% or greater	100%

None of the Special LTIP Units will be earned if our internal rate of return for the performance period is less than 6%, and the maximum number of Special LTIP Units will only be earned if our internal rate of return for the performance period is 10% or greater. The earned Special LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with us, or CC Advisors III or its affiliates. During the performance period, Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distribution per unit paid to holders of the CROP Common Units (based on the total number of Special LTIP Units granted). At the end of the performance period, if the internal rate of return equals or exceeds the performance threshold (6%), the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned Special LTIP Units during the performance period.

In January 2023, the compensation committee approved the grant of an aggregate target of 133,403 Special LTIP Units to the named executive officers for 2023 compensation. The 2023 grants of Special LTIP Units will be reflected in the “Summary Compensation Table” and “2023 Grants of Plan-Based Awards” table.

Executive Officer Compensation Tables

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. Prior to the effective time of the CRII Merger on May 7, 2021, we had no employees, and all of our executive officers were employed by our advisor and its affiliates. As such, all of our executive officers were compensated by these entities, in part, for their services to us and our subsidiaries and except for grants of equity incentive compensation that we made to certain of our executive officers commencing for the fiscal year 2020, we did not compensate our executive officers prior to May 7, 2021. Therefore, the table below reflects executive compensation that we paid for the year ended December 31, 2022 and the partial year commencing May 7, 2021. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)

Daniel Shaeffer	2022	(2)	1,141,153	(2)	1,141,153
Chief Executive Officer	2021	(2)	-	(2)	-

Chad Christensen	2022	(2)	1,141,153	(2)	1,141,153
Executive Chairman	2021	(2)	-	(2)	-

Gregg Christensen	2022	400,000	385,000	227,372	1,012,372
Chief Legal Officer and Secretary	2021	375,000	-	315,000	690,000

(1) For 2022, represents the total grant date fair value of LTIP Units and Special LTIP Units granted on January 7, 2022, determined in accordance with ASC Topic 718. Refer to Note 11 to our consolidated financial statements, for a discussion of our accounting of LTIP Units and the assumptions used.

The grant date fair values for the following named executive officers relating to 2022 LTIP Unit awards granted on January 7, 2022, are as follows: Daniel Shaeffer—$407,710; Chad Christensen—$407,710; Gregg Christensen—$137,563. The LTIP Unit awards granted in 2022 vest over four years from the date of grant in equal installments on a quarterly basis, subject to continued service.

The grant date fair values for the named executive officers relating to 2022 Special LTIP Unit awards granted on January 7, 2022, are as follows: Daniel Shaeffer—$757,190; Chad Christensen—$757,190; Gregg Christensen—$255,456.

(2) Mr. Shaeffer and Mr. C. Christensen are each an officer and employee of our advisor and its affiliates, and are compensated by these entities, in part, for their respective service to us or our subsidiaries. We do not directly compensate Mr. Shaeffer or Mr. C. Christensen other than through LTIP Unit awards. Refer to “The Conflicts Committee – Certain Transactions with Related Persons” above for a discussion of the fees paid to CC Advisors III and its affiliates.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information with respect to outstanding equity awards granted by our compensation committee and held by the named executive officers as of December 31, 2022. In addition to equity awards granted by us, our named executive officers hold equity awards related to their employment by CRII prior to the CRII Merger which are not reflected in the table below. No option awards were outstanding for the named executive officers as of December 31, 2022. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the grant date fair values determined in accordance with ASC Topic 718 or the compensation expense recognized in our consolidated financial statements. In addition, the number of unearned Special LTIP Units in the equity incentive plan awards are the target amounts that may be earned under the 2022 Special LTIP Unit awards. All of our named executive officers received their first grant of equity awards from the Company in 2022 and none of the awards have vested or been earned as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)(4)

Daniel Shaeffer	23,589	$471,650	43,809	$875,939

Chad Christensen	23,589	$471,650	43,809	$875,939

Gregg Christensen	7,959	$159,136	14,780	$295,519

(1) Represents time-based LTIP Unit awards for which a portion of the awards remain unvested as of December 31, 2022. These awards were granted on January 7, 2022 with a grant date fair value of $16.9316 and vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2023, subject to continued service.

(2) Based on the NAV of our common stock as of November 30, 2022 of $19.9945, which was our most recently determined NAV as of December 31, 2022.

(3) Represents Special LTIP Unit awards (at target amounts) for which a portion of the awards remain unearned and unvested as of December 31, 2022, assuming the Special LTIP Unit awards are earned at the conclusion of the applicable measurement period. These awards were granted on January 7, 2022 with a grant date fair value of $16.9316 and vest on the first anniversary of the last day of the three-year performance period, subject to continued employment.

(4) Value is based on the NAV of our common stock as of November 30, 2022 of $19.9945, which was our most recently determined NAV as of December 31, 2022. The number and value set forth in the table above assumes that the named executive officers earn the target amounts of Special LTIP Units. Refer to footnote 3 above.

Termination and Change in Control Arrangements

Accelerated Vesting of Time-Based LTIP Units. Pursuant to award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the Company without “cause” (as defined in the award agreements), or by reason of death or disability, all outstanding time-based LTIP Units will become fully vested.

Accelerated Vesting of Special LTIP Units. Pursuant to the terms of award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the Company without “cause” (as defined in the award agreements), or by reason of death or disability (each a “Qualified Termination”), after the grant date, but prior to the end of the performance period, the target number of award LTIP Units will be deemed earned. Upon a Qualified Termination after the end of the performance period, but prior to the vesting of the earned Special LTIP Units, all unvested earned Special LTIP Units will become fully vested.

Director Compensation

The table below provides information regarding compensation paid to or earned by our directors during the year ended December 31, 2022 as required by Item 402(k) of Regulation S-K.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total

Daniel Shaeffer (3)	$—	$—	$—

Chad Christensen (3)	$—	$—	$—

Jonathan Gardner	$60,000	$85,000	$145,000

John Lunt	$65,000	$85,000	$150,000

Philip White	$60,000	$85,000	$145,000

(1) As of December 31, 2022, each of Merssrs. Gardner, Lunt and White held 10,265 unvested LTIP units.

(2) Represents 4,918 LTIP Units granted to each of Messrs. Gardner, Lunt, and White on February 4, 2022 for compensation for the year ended December 31, 2022. The dollar value is computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). Refer to Note 11 to our consolidated financial statements, for a discussion of our accounting of LTIP units and the assumptions used. The grant date fair value of each award granted on February 4, 2022 was $17.2839.

(3) Directors who are not independent of us do not receive compensation for their services as a director. Each of Mr. Shaeffer and Mr. C. Christensen received grants of equity compensation in connection with their positions as executive officers of the Company which is reflected in the discussion of executive compensation above.

Director Compensation

The compensation structure for our directors was approved following a review of peer board compensation data provided by FPC.

Annually, we pay a cash retainer of $50,000 to each independent director for their service as a director, as well as an equity grant of time-based LTIP Units in the Operating Partnership with a value of approximately $85,000 at the time of grant. The equity will have a one-year vesting schedule. The independent board members serving as chairperson of each of the audit, compensation and conflicts committees will receive an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.

We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Equity Compensation Plan Information

On March 22, 2022, our board of directors adopted the 2022 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan provides for the granting of stock-based awards of our Class I shares of common stock, including restricted stock (consisting of restricted stock bonuses or restricted stock purchase rights), restricted stock unit awards and other stock-based awards to our employees, our directors, employees of our advisor or its affiliates, other advisors and consultants of ours and of our advisor selected by the plan administrator for participation in the Equity Incentive Plan. We may make awards outside of the Equity Incentive Plan when individuals are ineligible to participate in the Equity Incentive Plan. Although the Equity Incentive Plan permits us to grant awards to our executive officers and directors, we do not intend to issue awards to our executive officers or directors pursuant to the Equity Incentive Plan. Instead, our executive officers and directors will receive equity grants of LTIP Units in the Operating Partnership. Information regarding LTIP Units is included above under “Components of Executive Compensation – Equity Incentive Compensation.”

Our compensation committee administers the Equity Incentive Plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and determine all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Unless determined by the plan administrator, no award granted under the Equity Incentive Plan will be transferable except through the laws of descent and distribution.

An aggregate maximum of 300,000 shares of our common stock may be issued upon grant, vesting or exercise of awards under the Equity Incentive Plan. If any shares subject to an award are forfeited, repurchased (for an amount not greater than the participant’s purchase price) or cancelled, or expire or terminate, in whole or in part, without the delivery of shares, then the shares covered by such forfeited, repurchased, cancelled, expired or terminated award will again be available for awards under the Equity Incentive Plan. Shares will not be treated as issued pursuant to the Equity Incentive Plan (a) with respect to any portion of an award that is settled in cash or (b) to the extent such shares are withheld or reacquired by us in satisfaction of tax withholding obligations. In the event of certain changes to our capital structure, such as, for example, a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, combination of shares, or exchange of shares, our board of directors will make appropriate and proportionate adjustments to the number and kind of shares subject to the Equity Incentive Plan and any outstanding awards, and to the purchase price under any outstanding awards.

Under the Equity Incentive Plan, the plan administrator will determine the treatment of awards in the event of a change in our control. Unless earlier terminated by our board of directors, the Equity Incentive Plan will automatically expire on the later of March 22, 2032, or ten years from the most recent approval by our board of directors of an increase in the maximum aggregate number of shares of common stock issuable under the plan. Our board of directors may terminate the Equity Incentive Plan at any time. The expiration or other termination of the Equity Incentive Plan will have no adverse impact on any award that is outstanding at the time the Equity Incentive Plan expires or is terminated without the consent of the holder of the outstanding award. Our board of directors may amend the Equity Incentive Plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the Equity Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Equity Incentive Plan. The same is true for any amendment to remove the prohibition on repricing. No amendment will be made that could jeopardize the status of the Company as a REIT under the Code.

As of December 31, 2022, we have granted LTIP Units to our officers and directors and restricted stock units to our non-executive employees and employees of our advisor. The following table summarizes information, as of December 31, 2022, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)

Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders (3)	957,995	—	289,323

Total	957,309	—	289,323

(1) Includes 939,512 LTIP Units in CROP (147,675 of which are vested), 10,677 restricted stock units granted pursuant to the Equity Incentive Plan (none of which are vested), and 7,767 restricted stock units granted outside of the Equity Incentive Plan (none of which are vested). Upon satisfaction of certain conditions, LTIP Units are convertible into CROP Common Units, which may then be redeemed for cash, or at our option, an equal number of shares of Class I common stock, subject to certain restrictions. There is no exercise price associated with LTIP Units or the restricted stock units. Excluded from the table above are 1,594,320 LTIP Units (1,164,238 of which are vested) awarded by CRII as equity compensation prior to the CRII Merger. LTIP Units subject to performance vesting conditions assume the maximum level of performance.

(2) The Equity Incentive Plan allows for the issuance of a maximum of 300,000 shares of common stock issued through restricted stock units or restricted stock awards. No additional securities have been reserved for issuance with respect to awards of LTIP Units in CROP.

(3) LTIP Unit awards have been granted by our compensation committee of our board of directors pursuant to the terms of award agreements and as contemplated in the Operating Partnership Agreement for CROP. Restricted stock grants have been made to our non-executive employees and employees of our advisor pursuant to the Equity Incentive Plan as well as outside of the Equity Incentive Plan.

STOCK OWNERSHIP

The following table sets forth, as of August 9, 2023, the amount of our common stock, CROP common units and CROP LTIP units beneficially owned by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors and named executive officers and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC includes securities that a person has the right to acquire within 60 days.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of all Shares (3)	Percent of all Shares and Common Units (4)

Daniel Shaeffer	4,445,900 (5)	13.03%	6.66%

Chad Christensen	4,494,195 (5)	13.17%	6.74%

Gregg Christensen	3,976,334 (5)	11.65%	5.96%

Jonathan Gardner	16,410 (6)	*	*

John Lunt	12,934 (6)	*	*

Philip White	27,009 (7)	*	*

All directors and executive officers as a group (13 persons)	6,486,090	19.01%	9.72%

* Indicates less than 1% of the outstanding common stock.

(1) The address of each named beneficial owner is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

(2) Ownership consists of shares of our common stock, CROP common units and CROP LTIP units. Subject to certain restrictions, common units may be exchanged for cash, or at our option, an equal number of shares of our common stock on the specified exchange date which is the first business day of the month that is at least 60 business days after the receipt by CROP of an exchange notice (the “Specified Exchange Date”). Upon achieving parity with the common units and becoming “exchangeable” in accordance with the terms of CROP’s partnership agreement, LTIP units may be exchanged for cash, or at our option, an equal number of shares of our common stock, subject to certain restrictions, on the Specified Exchange Date.

(3) Based on 66,718,852 shares of our common stock outstanding as of August 9, 2023. In computing the percentage ownership of a person or group, we have assumed that the common units and LTIP units held by that person or persons in the group have been redeemed for shares of our common stock and that those shares are outstanding, but that no common units or LTIP units held by other persons are redeemed for shares of our common stock, notwithstanding that not all of the LTIP units have vested to date.

(4) Based on 66,718,852 shares of common stock and common units outstanding as of August 9, 2023 on a fully-diluted basis, comprised of 34,120,914 shares of common stock and 32,597,938 shares of common stock issuable upon exchange or conversion of outstanding common units and LTIP units, respectively.

(5) Includes 236,676, 284,971, and 163,421 common units held by each of Messrs. Shaeffer, C. Christensen, and G. Christensen, respectively, and 707,719, 707,719, and 311,408 LTIP units held by each of Messrs. Shaeffer, C. Christensen, and G. Christensen, respectively. Not all of the LTIP units have vested. Includes 3,481,505 common units held by HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Mr. Eric Marlin. Also includes 20,000 shares of common stock held by CCA, which is beneficially owned by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin (through entities they own and control or directly). In addition, Messrs. Shaeffer, C. Christensen and G. Christensen comprise the board of managers of CCA and, as such, may be deemed to have had beneficial ownership of the shares held by CCA.

(6) Includes 16,410 and 12,934 LTIP units held by Messrs. Gardner and Lunt, respectively. Not all of the LTIP units have vested.

(7) Includes 10,600 shares of our common stock and 16,410 LTIP units held by Mr. White. Not all of the LTIP units have vested.

PROPOSAL 1.     ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2024 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

● Daniel Shaeffer	● John Lunt
● Chad Christensen	● Philip White
● Jonathan Gardner

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 29 through 34.

Vote Required

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR each of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH

NOMINEE LISTED FOR REELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

During the year ended December 31, 2022, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of KPMG LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of KPMG LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. Abstentions will not count as votes cast and will have no effect on the result of the vote.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than April 20, 2024. However, if we hold our next annual meeting before October 8, 2024 or after December 7, 2024, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the 2024 annual meeting, whether or not the proposal is intended to be included in our proxy materials, our bylaws require that the stockholder give advance written notice to our secretary, Mr. Christensen, at our executive offices no earlier than March 21, 2024 nor later than 5:00 p.m., Eastern Time, on April 20, 2024; provided, however, if the 2024 annual meeting is advanced or delayed by more than 30 days from November 7, 2024, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act.

The mailing address of our executive offices is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

COTTONWOOD COMMUNITIES, INC. 1245 BRICKYARD RD., SUITE 250 SALT LAKE CITY, UT 84106

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V21703-P97965	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COTTONWOOD COMMUNITIES, INC.

The Board of Directors recommends a vote FOR each nominee:

1.	Elect five director nominees to hold office for one-year terms expiring in 2024.

	Nominees:		For	Against	Abstain

	1a.	Chad Christensen	☐	☐	☐

	1b.	Jonathan Gardner	☐	☐	☐

	1c.	John Lunt	☐	☐	☐

	1d.	Daniel Shaeffer	☐	☐	☐

	1e.	Philip White	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal as described in the proxy statement:						For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V21704-P97965

COTTONWOOD COMMUNITIES, INC.

Annual Meeting of Stockholders

November 7, 2023 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Enzio Cassinis, Adam Larson and Gregg Christensen, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COTTONWOOD COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Standard Time, on November 7, 2023 at 1245 Brickyard Rd., Suite 250, Salt Lake City, Utah 84106, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

Your vote is needed!

Dear Stockholder:

We are pleased to inform you that we are preparing for our upcoming Annual Stockholder Meeting, which will be held on November 7, 2023. We are holding this meeting to vote on the election of directors and the ratification of the appointment of our auditors for the year ending December 31, 2023.

Our board of directors recommends a vote “FOR” each of the director nominees and a vote “FOR” the ratification of the appointment of our auditors.

Please respond to the proxy solicitation by calling 1-855-200-8032. Your vote is very important and is needed to ensure that we can act upon the matters to be voted on at the Annual Stockholder Meeting. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

THREE WAYS TO VOTE

	ONLINE	PHONE	MAIL

PROXY QUESTIONS? Call 1-855-200-8032	WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD

Call 1-855-200-8032 Monday
to Friday, 9:00 a.m. to 10:00
p.m. ET to speak with a
proxy specialist.

WITH A PROXY CARD

Call 1-800-690-6903 with a
touch-tone phone to vote
using an automated system.

VOTE PROCESSING Mark, sign and date your ballot and return it in the postage- paid envelope provided.

Z83439-LTR